UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2007

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Adolor Corporation, a Delaware corporation (the “Company”), and Pfizer Inc., a Delaware corporation (“Pfizer”), entered into a License and Collaboration Agreement (“Agreement”) dated as of December 4, 2007. Under the terms of the Agreement, Pfizer and the Company have entered into an exclusive worldwide license and collaboration to develop and commercialize ADL5859 and ADL5747, proprietary delta opioid receptor agonist compounds for the treatment of pain. Additional delta compounds and additional indications for the aforementioned compounds may be added to the collaboration on terms specified in the Agreement. The Agreement provides for establishment of a Joint Steering Committee to guide the development and commercialization of the products. The Agreement also provides that the Company will be responsible for Investigational New Drug Application (IND) filings and Phase 1 and Phase 2a clinical studies. Under the Agreement, Pfizer is responsible for subsequent worldwide development and all regulatory approvals and commercialization of the products. The Company retains an option to co-promote the products in the United States. The terms of the Agreement provide that the Company will receive an upfront payment of $30 million and reimbursement of $1.9 million for Phase 2 development costs incurred by the Company prior to entering into the Agreement. The Agreement also provides that the Company may receive milestone payments of up to $155 million for the first compound and $77.5 million for a second compound. The milestones payments would become payable under the Agreement upon achievement of certain clinical, regulatory and commercial milestones defined in the Agreement. The first milestone event defined in the Agreement is commencement of Phase 2b clinical testing. For development expenses in support of regulatory filings in the United States, the companies share external development expenses on terms set forth in the Agreement, 60% Pfizer and 40% the Company. Expenses for development activities required for regulatory filings outside the United States are the responsibility of Pfizer. Upon commercialization of products under the Agreement, the Company will share in Net Profits/Net Losses, as defined in the Agreement, in the United States, 60% Pfizer and 40% the Company, and will be entitled to receive royalty payments for Net Sales of products outside of the United States.

Item 8.01	Other Events.

On December 5, 2007, the Company issued a press release announcing the execution of the Agreement described in Item 1.01 above. Additionally, on December 5, 2007, the Company held a webcast to discuss the Agreement. A copy of the press release and the slides discussed during the webcast are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of the Company, dated December 5, 2007.

99.2	Slides discussed during the Company’s webcast on December 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Thomas P. Hess
Name:	Thomas P. Hess
Title:	Vice President, Finance and Chief Financial Officer

Dated: December 5, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company, dated December 5, 2007.

99.2	Slides discussed during the Company’s webcast on December 5, 2007.